SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 23, 2001


                       Pacific Gateway Exchange, Inc.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)



         Delaware                      000-21043               94-3134065
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(State or other jurisdiction        (Commission           (I.R.S. Employer
     of Incorporation)               File Number)          Identification No.)



500 Airport Boulevard, Suite 370
Burlingame, California                                         94010
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (650) 347-7489


       (Former name or former address, if changed since last report)


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This report on Form 8-K includes forward-looking statements within the
"safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, such as statements regarding the debtor-in-possession financing arrangement and estimated financial information. Actual results may differ materially from those projected due to numerous factors (both within and beyond the Company's control), including: 1) actions taken by the United States Bankruptcy Court; 2) actions taken by the Company's lenders, its other creditors, and parties in interest in the Company's bankruptcy cases;
3) the ability to locate purchasers for the Company's assets and to negotiate and close asset sales; 4) the prices at which the Company is able to sell assets; and 5) financial information which is not available at this time.

Item 5.  Other Events

         The chapter 11 bankruptcy cases commenced by Pacific Gateway Exchange, Inc. and certain of its United States subsidiaries (collectively the "Debtors") are still pending. The debtor in possession credit facility under which the Debtors funded their chapter 11 liquidation efforts through May 30, 2001 expired on that date, and have since been extended, on a month-to-month basis, by the Debtor's prepetition lenders ("Lenders") in their discretion. Presently the debtor in possession credit facility extends through August 31, 2001. There is no guarantee that the Debtors' lenders will extend that facility beyond that date.

         As reported in its current Report on Form 8-K filed on May 31, 2001, although the Company has not been authorized to borrow or spend the funds it needs from its lenders to prepare and file its annual and quarterly reports, the Company wants to do all it can to inform all parties of its business and financial condition. The following information is not audited or verified but rather consists of estimates necessarily based upon available information which may be incomplete or inaccurate.

         As previously reported, the Company's operations have been substantially curtailed. The Company's only revenues are from revenues earned by the subsidiary, International Exchange Communications, Inc., which is a chapter 11 debtor, from the servicing of its retail customer base by a third-party manager, and revenues earned from the Company's partially-owned, Russian non-debtor subsidiary.

         As previously reported the Company is seeking to sell substantially all of its remaining assets. During 2001, the Company (including both Debtor entities and non-Debtor entities) has received approximately $7,120,000 from asset sales and the Company is attempting to sell its other assets. There is no assurance that the Company will be able to locate buyers for, and negotiate sales of, its remaining assets. The Company is not in a position to predict the amount of additional proceeds it will receive from asset sales, if any.

         The proceeds from asset sales by the Debtors have been remitted to the Lenders in satisfaction of the Debtors' prepetition (i.e., pre-bankruptcy) indebtedness to the Lenders, pursuant to the terms of the debtor in possession credit facility referenced above, and the orders of the United States Bankruptcy Court, Northern District of California, with respect thereto. The payments are subject to certain reservation of rights with respect to the validity and enforceability of the Lenders' liens. The proceeds from asset sales by non-Debtor entities comprising the Company also have been remitted to the Lenders in satisfaction of the Company's outstanding indebtedness to the Lenders. As of June 30, 2001, the Company's aggregate secured debt was approximately $45,195,000.

                                       2

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                                 SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




Dated: August 23, 2001               PACIFIC GATEWAY EXCHANGE, INC.






                                     By:  /s/ David M. Davis
                                        -------------------------------
                                               David M. Davis
                                               Chief Financial Officer